UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2009 (November 1, 2009)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.03. Bankruptcy or Receivership.
     On November 1, 2009 (the “Commencement Date”), CIT Group Inc. (the “Company”) and CIT Group Funding Company of Delaware LLC (“Delaware Funding” and together with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (the “Chapter 11 Cases”). The Chapter 11 Cases have been assigned to the Honorable Allan L. Gropper and are being jointly administered under the caption “In re CIT Group Inc. and CIT Group Funding Company of Delaware LLC” Case No. 09-16565 (ALG). The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.
     A copy of the press release, dated November 1, 2009, announcing the filing of the Chapter 11 Cases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 2 — Financial Information
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or Obligations under an Off-Balance Sheet Arrangement.
Financial Obligations
     The filing of the voluntary petitions for relief described in Item 1.03 above (the “Voluntary Petitions”) constituted an event of default or termination event and caused the automatic and immediate acceleration of all debt outstanding under a number of instruments and agreements relating to financial obligations of the Debtors and certain of their affiliates (the “Accelerated Financial Obligations”). The Debtors believe that any efforts to enforce the payment obligations under the Accelerated Financial Obligations are stayed as a result of the filing of the Voluntary Petitions, with the exception of certain unsecured credit facilities to affiliates of approximately $284.1 million, certain transactions under various swap agreements, and certain aircraft and rail leases. The material Accelerated Financial Obligations include:
•	the vast majority of the unsecured credit facilities and loans of the Company and its affiliates in the aggregate amount outstanding of approximately $4.1 billion;

•	all of the senior unsecured notes issued by each of the Debtors in the aggregate amount outstanding of approximately $28 billion;

•	all of the Company’s subordinated notes in the aggregate amount outstanding of approximately $1.1 billion; and

•	all of the Company’s junior subordinated notes in the aggregate amount outstanding of approximately $750 million.
In addition, the filing of the Voluntary Petitions constituted a termination event under various swap agreements to which the Debtors and certain affiliates are party. The Debtors or their affiliates are entitled to receive net payments in the amount of approximately $236 million as a result of such terminations if all of the swap agreements are actually terminated. The amount of such net payments are estimated and are subject to change based upon pricing quotes received by the calculation agent and changes in market interest and foreign currency rates. If additional material Accelerated Financial Obligations later become calculable or known to the Registrant, information regarding such additional obligations is expected to be provided by a subsequent amendment to this Form 8-K.
     The filing of the Voluntary Petitions constituted an event of default under certain aircraft and rail leases under which a wholly-owned subsidiary of the Company is the head lessee. The head lessee’s obligations under these leases are guaranteed by the Company. In the event that the head lessor under each lease demands stipulated loss payments as a result of the event of default, the head lessee, or the Company as guarantor, would be obligated to make such payments in the amount of approximately $1.7 billion. However, as a result of such payments, the Company expects that it would receive title to air and rail assets from the head lessors currently valued at approximately $1.3 billion.

Section 3 — Securities and Trading Markets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 2, 2009, NYSE Regulation, Inc. (“NYSE Regulation”) announced that it determined that listing of the Company’s (i) common stock (ticker symbol: CIT); (ii) 6.350% Non-Cumulative Preferred Stock, Series A (ticker symbol: CIT PR A); (iii) 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C (ticker symbol: CIT PR C); and (iv) equity units (ticker symbol: CIT PR Z), in each case on the New York Stock Exchange (the “NYSE”), should be suspended prior to the market opening on November 3, 2009. NYSE Regulation determined that the Company is no longer suitable for listing in light of the November 1, 2009 commencement of the Chapter 11 Cases by the Debtors which is sufficient grounds for the commencement of delisting procedures pursuant to Section 802.01D of the NYSE’s Listed Company Manual.
     At this time the Company does not intend to take any action to appeal NYSE Regulation’s decision and therefore, it is expected that the Company’s securities described above will be delisted after completion by the NYSE of application to the Securities and Exchange Commission.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
     The Company guarantees approximately A$300 million of public debt issued by its subsidiary, CIT Group (Australia) Limited (“CIT Australia”). The Company and CIT Australia have reached an agreement with a majority of CIT Australia’s noteholders to amend the terms of the debt including waiver of an event of default resulting from the Company’s bankruptcy, grant of a first lien security interest in most of CIT Australia’s assets to the noteholders, subordination of the intercompany notes owed by CIT Australia to the Company to the CIT Australia public debt and institution of a cash control process whereby certain cash is used to repurchase and retire notes prior to the maturity date. The interest rate on the debt remains unchanged and CIT Australia will not pay the noteholders any amendment fee.
Section 8 — Other Events
Item 8.01. Other Events.
     Under the terms of the Company’s 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C (the “Series C Preferred Stock”), as a result of the delisting of the Company’s common stock, each share of Series C Preferred Stock is immediately convertible into 9.0909 shares of the Company’s common stock. Due to the automatic stay in connection with the Chapter 11 Cases, the Company is prohibited from paying cash in lieu of any fractional shares.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit
Number	Description

99.1	Press Release dated November 1, 2009.
Forward-Looking Statement
     This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 4, 2009

CIT GROUP INC.
By:	/s/ Joseph M. Leone
	Name:	Joseph M. Leone
	Title:	Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated November 1, 2009.